Exhibit 99.1

Park Dental Partners Announces Fourth Quarter and Full-Year Results

FOR IMMEDIATE RELEASE

Minneapolis, Minn. — February 25, 2026 — Park Dental Partners, Inc. (NASDAQ: PARK) and affiliated dental practices (“Park Dental Partners,” “we,” “our,” “us,” or the “Company”) today reported its fourth-quarter and full-year financial results for 2025. Summary financial results are listed below and in the accompanying supplemental financial tables.

(Unaudited, in millions, except per share data, and Doctor counts)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2025	2024	Change		2025	2024	Change
Revenue	$61.2	$56.9	7.5%		$244.5	$229.8	6.4%
Gross Margin	$2.5	$7.7	(67.9)%		$33.7	$35.7	(5.6)%
Gross Margin percentage	4.0%	13.5%	(950	)bps	13.8%	15.5%	(170	)bps
Net Income (Loss)	$(5.7)	$(0.2)	(2,264.2)%		$(0.4)	$4.4	(108.2)%
Diluted EPS	$(2.31)	$(0.13)	$(2.18)		$(0.18)	$2.42	$(2.60)

Adjusted Gross Margin(a)	$11.4	$9.8	15.7%		$49.3	$44.0	11.9%
Adjusted Gross Margin Percentage(a)	18.6%	17.3%	130	bps	20.1%	19.2%	90	bps
Adjusted EBITDA(b)	$3.7	$3.8	(1.9)%		$22.0	$19.4	13.7%
Adjusted EBITDA margin(b)	6.1%	6.7%	(60	)bps	9.0%	8.4%	60	bps
Adjusted Diluted EPS(c)	$0.30	$(0.02)	$0.32		$2.44	$3.17	$(0.73)

Same Practice Revenue Growth	6.3%	(0.8)%			5.8%	1.6%
Practicing Affiliated Doctors	214	206	3.9%		214	206	3.9%

(a)	See Non GAAP Reconciliation of Gross Margin to Adjusted Gross Margin below
(b)	See Non GAAP Reconciliation of Net Income (Loss) to Adjusted EBITDA below
(c)	See Non GAAP Reconciliation of Earnings (Loss) Per Share to Adjusted Earnings Per Share below

Executive Commentary – Pete Swenson, Chief Executive Officer and Chair of the Board of Directors

“We are pleased to report a strong finish to a very successful year. We achieved record revenue and adjusted EBITDA in 2025 and successfully completed our initial public offering in December. In the fourth quarter we maintained our momentum, as quarterly revenue grew 7.5% versus prior year and our patient retention rate remained strong at 89.9%, demonstrating our commitment to quality, patient-centered care. In addition, we maintained strong same practice revenue growth throughout the year, including 6.3% in the fourth quarter.”

“For 2026, our dedicated and talented doctors and team members have us well positioned to build on this performance and to continue our growth strategy. We anticipate a stable demand environment and we remain confident in our plans to deliver same practice growth. We continue to expect to complement our organic growth by adding affiliated practices and doctors that align with our mission, vision, and values.”

2025 Business and Operating Highlights

▪	Annual 2025 revenue grew 6.4% to $244.5 million, including 7.5% growth in the fourth quarter.
▪	Patient visits increased to 719,295 across our affiliated dental practices.
▪	Adjusted Gross Margin was $49.3 million, or 20.1% of revenue, an increase of 90 basis points from prior year.
▪	Adjusted EBITDA was $22.0 million, or 9.0% of revenue, an increase of 60 basis points from prior year.
▪	Annual operating cash flows were $17.6 million.
▪	December’s initial public offering (IPO) resulted in gross proceeds of $20.0 million, issuing 1,535,000 common shares at a price of $13.00 per share.
▪	Three acquisitions were completed in 2025, including two acquisitions on December 31.

Financial Results – Fourth Quarter

•	Revenue of $61.2 million was $4.3 million above prior year comparable quarter due to increased patient visits, clinical hours, increased fee and reimbursement growth.
•	General practice revenue grew 6.2% to $44.7 million. Multi-specialty practice revenue grew 11.3% to $16.5 million.
•	Same practice revenue growth was 6.3% above prior year comparable quarter.
•	Cost of services were $58.7 million, an increase of $9.5 million above prior year comparable quarter. General and administrative costs were $10.3 million, an increase of $4.3 million above prior year comparable quarter. The primary driver of these increases was share-based compensation expense associated with our IPO.
•	Adjusted EBITDA was $3.7 million, approximately flat to the prior year comparable quarter.
•	Adjusted EBITDA Margin was 6.1% or 60 basis points lower than prior year comparable quarter.
•	Adjusted diluted earnings per share were $0.30 versus ($0.02) in the prior year comparable quarter.

Financial Results – Full Year 2025

•	Revenue was $244.5 million, or $14.7 million above prior year due to increased patient visits and fee and reimbursement growth.
•	General practice revenue grew 4.8% to $179.0 million. Multi-specialty practice revenue grew 11.0% to $65.5 million.
•	Same practice revenue growth was 5.8% above prior year.
•	Cost of services were $210.8 million, an increase of $16.7 million above prior year, driven by increased Salaries and Benefits aligned with revenue growth and share based compensation expense associated with our IPO.
•	General and administrative costs were $31.9 million, an increase of $6.4 million above prior year as the company recorded IPO share-based compensation expense, recognized one-time IPO costs, and investments to support public company readiness.
•	Adjusted EBITDA was $22.0 million and grew 13.7% over the prior year.
•	Adjusted EBITDA Margin was 9.0% or 60 basis points higher than prior year, driven by top-line revenue growth and increased operating leverage year-over-year.

•	Adjusted diluted earnings per share were $2.44 compared to $3.17 in the prior year due to the increase in shares associated with the initial public offering.

Affiliated Practice Updates

•	During the fourth quarter, we completed two acquisitions, including the Company’s first practice in Phoenix, Arizona and another practice in Minnesota.
•	Subsequent to year-end, we completed one additional acquisition in Tucson, Arizona.
•	We opened a de novo multi-specialty practice in Rochester, Minnesota.
•	We supported 86 affiliated practices and 214 affiliated doctors and patient retention rate was 89.9% as of December 31, 2025.

Balance Sheet, Capital Structure, and Liquidity

•	Cash and cash equivalents were $25.2 million as of December 31, 2025, driven by the proceeds from our IPO.
•	Long-term debt was $10.1 million on December 31, 2025, a decrease of $1.9 million versus prior year. The company’s $15 million line of credit was undrawn as of December 31, 2025.

Cash Flow Highlights

•	The Company generated $0.8 million in operating cash flow in the fourth quarter. For the year, operating cash flow was $17.6 million, an increase of $1.1 million over prior year.
•	Fourth quarter capital investments were $1.3 million. For the full-year, capital investments were $7.3 million, an increase of $1.2 million over prior year driven by expansion of existing practices and de novo growth.

Common Stock Information

•	Total shares outstanding at December 31, 2025 were 4.25 million shares, which includes 1.54 million shares issued in our IPO and 0.99 million restricted shares vesting upon the offering.
•	Weighted average diluted common shares outstanding were 2.49 million shares and 1.94 million for the fourth quarter and full year 2025, respectively.
•	Prior to the IPO, 3.36 million unvested restricted share awards were held by our affiliated doctors and management. Upon the completion of the offering, 30% of these existing awards, or 0.99 million shares, immediately vested and are included in our weighted average diluted shares. The remaining outstanding awards vest on continued employment through the end of 2028, or earlier if certain criteria are met. We expect the remaining 2.36 million restricted shares will vest over the next twelve quarters.

Full-Year 2026 Outlook

We are providing the following outlook for the full year ending December 31, 2026. This outlook excludes the impact of any future practice affiliations or acquisitions that have not yet closed. As a result, actual results may differ materially depending on the timing and number of future affiliations or acquisitions completed during the year.

	Year Ending	Year Ended	Percent
	December 31, 2026	December 31, 2025	Change
($ in millions)	(Outlook)	(Actual)	(At Midpoint)
Revenue	$254.0 – $258.0	$244.5	4.7%
Adjusted EBITDA	$21.0 – $23.0	$22.0	-
Adjusted EBITDA margin	8.3% - 8.9%	9.0%

Our outlook includes 3.5% to 5.0% same practice revenue growth and approximately $2 million recurring public company costs we expect to incur in 2026. The outlook assumes continued patient demand across general and specialty services, stable reimbursement trends across commercial and government payors, ongoing recruitment and retention initiatives, and contributions from recently acquired and affiliated practices and de novos.

Conference Call

As announced earlier, the Company will host a conference call to discuss these results on Thursday, February 26, 2026, at 8:30 a.m. Eastern Time (7:30 a.m. Central Time).

A live webcast of the call will be accessible by registering using the link below or through the Investor Relations section of the Company’s website at https://investors.parkdentalpartners.com. A replay of the webcast will be available on the website for a limited time following the call.

About Park Dental Partners, Inc.

Park Dental Partners, Inc., and its subsidiaries (NASDAQ:PARK) is a dental resource organization that has put patients first since establishment of its general dentistry group in 1972. The Company provides comprehensive business support services, including clinical team members, administrative personnel, facilities, and equipment, to its affiliated general and multi-specialty dental practices. The Company currently affiliates with 214 doctors across 86 practice locations in three states. The Company’s clinical support team consists of 990 hygienists, dental assistants, and patient care coordinators that support affiliated dentists in operating their practices. The mission of our affiliated dental practices since inception has been to ensure patients enjoy the benefits of a lifetime of good oral health. This mission continues to be the driving force behind our organization today.

Park Dental Partners is based in Roseville, Minnesota. For more information, please visit www.parkdentalpartners.com.

Basis of Consolidation

In accordance with generally accepted accounting principles in the United States, we consolidate the net assets and results of operations of the affiliated dental practices operating under long-term administrative resource agreements with us. As a result, references to our revenues, our expenses and similar items relating to our results of operations and net assets includes the revenues, expenses and similar items of our affiliated dental practices and all transactions between the affiliated dental practices and us, such as the service fees we charge, are eliminated in consolidation.

Forward Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the Company’s financial condition, results of operations, plans, objectives, future performance and business. Forward-looking statements include those preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “may,” “will,” or similar expressions. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements because of, among other things, potential risks and uncertainties, such as:

•	Regulatory and compliance risk, including state dental corporate practice of dentistry and fee-splitting restrictions, HIPAA and other privacy/cybersecurity obligations, and evolving healthcare and labor regulations;

•	Reimbursement risk, including risks related to payer mix, reimbursement rates, audit/recoupment activity, enrollment and collections timing, and dependence on significant third-party payors;

•	Our ability to identify, acquire, integrate and effectively support affiliated practices and to execute de novo expansion, and the risk of undiscovered liabilities in acquisitions;

•	Dependence on affiliated dental practices and their clinical performance; our ability to attract, hire and retain dentists, specialists and hygienists; and risks related to ownership transitions of affiliated entities;

•	Competition for patients and clinicians in our markets and the impact on patient volumes and staffing;

•	Macroeconomic conditions, inflation and interest rates, and our geographic concentration, particularly in the Minnesota area.

A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether because of new information, future events or otherwise.

Non-GAAP Financial Measures

This news release and the related conference call include presentation of Non-GAAP measures that include or exclude special items of a nonrecurring and/or nonoperational nature. Management believes that the Non-GAAP measures provide useful information to investors regarding the Company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Park Dental Partners, Inc’s operating performance for the current, past or future periods. Management uses these Non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the Company.

Please note that the Company has not provided the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, for the Adjusted EBITDA forward-looking guidance for 2026 included in this press release in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. Providing the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, cannot be done without unreasonable effort due to the inherent uncertainty and difficulty in predicting certain non-cash, material and/or non-recurring expenses or benefits; legal settlements or other matters; and certain tax positions. The variability of these items could have an unpredictable, and potentially significant, impact on our future GAAP financial results.

See Supplemental non-GAAP financial tables below for a reconciliation of adjusted non-GAAP financial measures to GAAP.

Company Contact Information

Investor Contact:

Park Dental Partners Investor Relations Team

763-233-3377

ir@parkdentalpartners.com

Media Contact:

Park Dental Partners Media Relations Team

651-633-0500

marketing@parkdentalpartners.com

Supplemental Financial Tables

PARK DENTAL PARTNERS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
REVENUE	$61,208	$56,923	$244,494	$229,794
COST OF SERVICES
Salaries and benefits	44,689	35,989	155,207	140,741
Dental supplies and Laboratory fees	4,368	4,102	17,202	17,093
Office occupancy	4,054	3,899	16,187	15,519
Other practice expenses	3,625	3,362	14,366	13,471
Depreciation	2,000	1,863	7,861	7,291
TOTAL COST OF SERVICES	58,736	49,215	210,823	194,115
GROSS MARGIN	2,472	7,708	33,671	35,679
General and administrative expenses	10,332	6,068	31,905	25,470
Depreciation and amortization	375	390	1,516	1,544
OPERATING INCOME (LOSS)	(8,235)	1,250	250	8,665
INTEREST EXPENSE - NET	(240)	(360)	(1,170)	(1,449)
INCOME (LOSS) BEFORE TAX	(8,475)	890	(920)	7,216
PROVISION/(BENEFIT) FOR INCOME TAX	(2,730)	1,133	(562)	2,853
NET INCOME (LOSS)	$(5,745)	$(243)	$(358)	$4,363
EARNINGS (LOSS) PER SHARE:
Basic	$(2.31)	$(0.13)	$(0.18)	$2.42
Diluted	$(2.31)	$(0.13)	$(0.18)	$2.42
Basic weighted-average number of common shares outstanding	2,487,382	1,796,399	1,944,469	1,806,449
Diluted weighted-average number of common shares outstanding	2,487,382	1,796,399	1,944,469	1,806,449

PARK DENTAL PARTNERS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)

(in thousands)

	At December 31,	At December 31,
	2025	2024
ASSETS
Cash and cash equivalents	$25,185	$2,672
Accounts receivable – net of allowance	6,991	7,401
Other current assets	5,726	2,506
Total current assets	37,902	12,579
OTHER ASSETS:
Property and equipment and Lease assets	73,828	74,459
Goodwill and Intangible assets, nets	28,360	27,627
Other assets	38,093	34,204
Total other assets	140,281	136,290
TOTAL ASSETS	$178,183	$148,869
LIABILITIES AND EQUITY (DEFICIT)
Accounts payable and other accrued liabilities	$6,291	$4,663
Payroll, benefits and short term deferred compensation	16,716	13,930
Current portion of debt and lease liabilities	8,606	8,225
Deferred Revenue and other current liabilities	4,120	4,385
Total current liabilities	35,733	31,203
LONG-TERM LIABILITIES:
Deferred compensation	68,417	67,554
Long-term debt and lease liabilities	51,744	53,933
Other long-term liabilities	486	478
Total long-term liabilities	120,647	121,965
TOTAL LIABILITIES	$156,380	$153,168
Total shareholders’ equity (deficit)	$21,803	$(4,299)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$178,183	$148,869

PARK DENTAL PARTNERS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(in thousands)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(5,745)	$(243)	$(358)	$4,363
Adjustments to reconcile net income / (loss) to net cash flows from operating activities:
Depreciation and amortization	2,375	2,252	9,377	8,835
Deferred income taxes	(691)	779	(691)	779
Change in cash surrender value of life insurance	(19)	334	(1,608)	(1,315)
Noncash lease and Loss on disposal of equipment	30	(285)	54	(157)
Share based compensation	8,811	—	8,811	529
Changes in operating assets and liabilities	(3,916)	1,270	2,045	3,435
Net cash flows from operating activities	845	4,107	17,630	16,469
NET CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property and equipment	$(1,336)	$(2,018)	$(7,341)	$(6,156)
Proceeds from sale of property and equipment	—	1	—	1
Life insurance premiums paid	(303)	(271)	(1,590)	(606)
Payments for purchases of dental practices	(913)	—	(1,717)	(910)
Net cash flows used in investing activities	(2,552)	(2,288)	(10,648)	(7,671)
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Dental practice purchase installment payments	$(80)	$(79)	$(648)	$(844)
Net change in checks issued in excess of cash balances	733	1,503	490	(143)
Net proceeds (payments) on debt and capital leases	(490)	(485)	(1,960)	1,199
Proceeds from initial public offering, net of offering costs	18,353	—	18,353	—
Cash paid for Dividends and Share Repurchase	—	(3,506)	(704)	(6,896)
Net cash flows from (used in) financing activities	18,516	(2,567)	15,531	(6,684)
NET CHANGE IN CASH AND CASH EQUIVALENTS	16,809	(748)	22,513	2,114
CASH AND CASH EQUIVALENTS – Beginning of period	8,376	3,420	2,672	558
CASH AND CASH EQUIVALENTS - End of year	$25,185	$2,672	$25,185	$2,672

PARK DENTAL PARTNERS, INC. AND SUBSIDIARIES

RECONCILIATION OF GROSS MARGIN TO ADJUSTED GROSS MARGIN (unaudited)

(in thousands)

	Three Months Ended December 31,				Years Ended December 31,
	2025		2024		2025		2024
GROSS MARGIN	$2,472	4.0%	$7,708	13.5%	$33,671	13.8%	$35,679	15.5%
Addback:
Share based compensation	6,680	10.9%	-	0.0%	6,680	2.7%	-	0.0%
Restructuring costs[1]	30	0.0%	(1)	0.0%	140	0.1%	89	0.0%
Deferred compensation	203	0.3%	267	0.5%	901	0.4%	949	0.4%
Depreciation	2,000	3.3%	1,863	3.3%	7,861	3.2%	7,291	3.2%
ADJUSTED GROSS MARGIN	$11,385		$9,837		$49,253		$44,008
ADJUSTED GROSS MARGIN PERCENTAGE		18.6%		17.3%		20.1%		19.2%

1 Restructuring costs primarily consist of expenses incurred in connection with the Company’s initial public offering completed on December 4, 2025.

PARK DENTAL PARTNERS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA (unaudited)

(in thousands)

	For the Three Months Ended				For the Years Ended
	December 31,				December 31,
	2025		2024		2025		2024
NET INCOME (LOSS)	$(5,745)	(9.4)%	$(243)	(0.4)%	$(358)	(0.1)%	$4,363	1.9%
Addback:
Provision/(Benefit) for income tax	(2,730)	(4.5)%	1,133	2.0%	(562)	(0.2)%	2,853	1.2%
Interest expense, net	240	0.4%	360	0.6%	1,170	0.5%	1,449	0.6%
Depreciation and amortization	2,375	3.9%	2,253	4.0%	9,377	3.8%	8,835	3.8%
EBITDA	$(5,860)	(9.6)%	$3,503	6.2%	$9,627	3.9%	$17,500	7.6%
Adjustments:
Share based compensation	8,811	14.4%	-	0.0%	8,811	3.6%	529	0.2%
Restructuring costs[1]	578	0.9%	33	0.1%	2,709	1.1%	416	0.2%
Deferred compensation	203	0.3%	267	0.5%	901	0.4%	949	0.4%
ADJUSTED EBITDA	$3,732	6.1%	$3,803	6.7%	$22,048	9.0%	$19,394	8.4%

1 Restructuring costs primarily consist of expenses incurred in connection with the Company’s initial public offering completed on December 4, 2025.

PARK DENTAL PARTNERS, INC. AND SUBSIDIARIES

RECONCILIATION OF EARNINGS (LOSS) PER SHARE TO ADJUSTED EARNINGS PER SHARE (unaudited)

(in thousands, except share and per share amounts)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2025	2024	2025	2024
EARNINGS (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS:	$(5,745)	$(243)	$(358)	$4,363
Adjustments:
Share based compensation	8,811	-	8,811	529
Restructuring costs	578	33	2,709	416
Deferred compensation	203	267	901	949
Income tax effect of the Adjustments[1]	(2,686)	(84)	(3,478)	(530)
ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$1,161	$(27)	$8,585	$5,727

Adjusted Weighted Average Diluted Shares - Reconciliation
WEIGHTED-AVERAGE SHARES USED IN COMPUTING GAAP NET LOSS PER SHARE, DILUTED	2,487,382	1,796,399	1,944,469	1,806,449
ADJUSTED WEIGHTED AVERAGE DILUTED SHARES USED IN COMPUTING ADJUSTED EARNINGS PER SHARE, DILUTED[2]	3,928,163	1,796,399	3,511,395	1,806,449

ADJUSTED EARNINGS PER SHARE:	$0.30	$(0.02)	$2.44	$3.17

1 Income tax effect is based on an estimated long-term annual effective tax rate of 28% tax rate for the period ended 2025 and 2024.  The Company's estimated long-term annual effective tax rate excludes certain non-cash items such as share based compensation arrangements, and is used in order to provide consistency across periods.

2 Includes an additional 1,440,781 and 1,566,926 of dilutive securities for the three and twelve months ended December 31, 2025. respectively, that are excluded from a GAAP perspective due to the Company's Net loss in those reporting periods

PARK DENTAL PARTNERS, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING METRICS (unaudited)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2025	2024	2025	2024
Patient Visits[1]	179,055	177,774	719,295	713,112
Same Practice Revenue Growth[2]	6.3%	(0.8)%	5.8%	1.6%
Patient Retention Rate[3]	89.9%	89.2%	89.9%	89.2%
Doctor Count[4]	214	206	214	206

1 A patient visit is counted when service is provided to a patient at one of our affiliated dental general dentistry practices. Measuring the year-over-year change in patient visits helps us to evaluate how the affiliated dental practices are performing. It also helps with evaluating demand for services which influences decision-making relating to matters such as appropriate staffing levels and recruiting needs. In addition, it influences decision-making processes relating to our marketing, sales and advertising strategies and helps us with evaluating the effectiveness of those strategies. Further, with respect to continuing care patient count, it allows us to evaluate the ability of affiliated dentists to encourage patients to complete their diagnosed dental treatment plans.

2 Same practice revenues represent total revenues for same dental practice locations that have been operating for at least 13 full months prior to the end of a given period and which have not been closed, or sold during such period. Measuring the year-over-year change in same practice revenues allows us to evaluate how affiliated dental practices are performing. We believe various factors affect comparable practice revenues, including patient demand for dental services, economic trends, dentist and hygienist staffing levels, availability of dentists and hygienists, pricing, competition, visibility and accessibility of the dental practices, quality of the tenants surrounding the dental practices, clinical hours and the level of patient service provided inside and outside of the dental practices.

3 Patient retention rate is calculated by counting patients that remain active at the beginning and end of a twelve-month period. Active patients are defined as general dentistry patients having been seen by our affiliated dental practices within the past 36 months, or last 18 months for patients under the age of 18. Patients who have not been seen by our affiliated dental practices within these time periods are removed from our active patient lists. This methodology is aligned with ADA clinical procedure codes, and is consistent with treatment protocols for new patients, before being considered an active patient again. Measuring the year-over-year and quarter-over-quarter change in patient retention allows us to evaluate the recurring nature of patient visits at the dental practices and affiliated dentists which influences decision-making around matters such as appropriate levels of staffing, recruiting, advertising and facility expansion opportunities.

4 Dentists operating in one of our affiliated dental practices are included in this calculation, which includes both full and part-time dentists. Measuring the year-over-year and quarter-over- quarter change in dentist count allows us to evaluate the production capacity of affiliated dental practices. It also influences decision-making relating to matters such as appropriate staffing levels and recruiting needs.